Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

1.    I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Hibbett, Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 29, 2024	/s/ Michael E. Longo
Michael E. Longo President and Chief Executive Officer (Principal Executive Officer)

Date:	May 29, 2024	/s/ Robert J. Volke
Robert J. Volke SVP and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

End of Exhibit 32.1